UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 18, 2018

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2018, the Board of Directors (the “Board”) of Live Nation Entertainment, Inc. (“Live Nation”) elected Maverick Carter as a member of the Board. Mr. Carter has not been appointed to any Board committees at this time.
There is no arrangement or understanding between Mr. Carter and any other person pursuant to which Mr. Carter was elected as a director. There are no transactions in which Mr. Carter has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment to the Board, on December 18, 2018: (i) Mr. Carter was granted 1,296 shares of Live Nation restricted common stock pursuant to the company’s non-employee director compensation plan, which shares represent a prorated portion of the annual non-employee director grant and will vest on June 6, 2019, and (ii) Mr. Carter and Live Nation entered into Live Nation’s form indemnification agreement for directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by Live Nation on December 20, 2018 in respect of Mr. Carter’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
December 20, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 25, 2010).

99.1	Press release issued by Live Nation Entertainment, Inc. on December 20, 2018.